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                                                                      EX 24.1(b)
                                                                              16

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Lomak Petroleum, Inc. for the registration of 6,715,617 shares of common stock, 1,350,000 shares of $2.03 Convertible Exchangeable Preferred Stock, 87,400 shares of 7 1/2% Convertible Exchangeable Preferred Stock - Series A, 112,600 shares of 7 1/2% Convertible Exchangeable Preferred Stock - Series B and $33,750,000 of its 8.125% Convertible Subordinated Notes due 2005 and to the incorporation by reference therein of our report dated March 8, 1994 with respect to the consolidated financial statements of Lomak Petroleum, Inc. at December 31, 1993 and for each of the two years in the period then ended, included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.




                               ERNST & YOUNG LLP



Cleveland, Ohio
November 13, 1995